UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 3, 2011

GLOBAL PHARM HOLDINGS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152286	20-8767223
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

25/F New World Center, No. 6009 Yitian Road, Futian District, Shenzhen,
People’s Republic of China
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  86-755-83230226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On August 3, 2011, Global Pharm Holdings Group, Inc. (the “Company”) filed a Form 8-K (the “Initial Form 8-K”) under Item 1.01 to report the entry into a Share Purchase Agreement (the “Acquisition Agreement”), dated as of August 3, 2011, with Yau Fan Chung, Wang Zi Yi, Wang Yuan Yuan and Li Xian Feng (collectively the “Sellers”), pursuant to which, the Sellers agreed to sell and the Company agreed to purchase the aggregate of 50,000 ordinary shares in Quantum Magic Integrator Capital Co., Limited (“Quantum”), representing the entire issued share capital of Quantum. On August 3, 2011, the Company completed the acquisition (the “Acquisition”) contemplated by the Acquisition Agreement, as reported under Item 2.01 of the Initial Form 8-K.

Quantum owns the 100% equity interest of Hong Kong Celestial Asia Pharmaceutical Investment Group Ltd., a Hong Kong holding company, who in turn owns the 100% equity interest of Shandong Huawei Pharmaceutical Co., Ltd. (“Shandong Huawei”). With the completion of the Acquisition, Shandong Huawei became an indirect wholly owned subsidiary of the Company.

This Form 8-K/A is being filed to provide the financial statements of Quantum and the unaudited pro forma financial information of the Company after giving effect to the consummation of the Acquisition.

Item 9.01 Financial Statements and Exhibits

(a)Financial Statements of Business Acquired.	Page

Quantum Magic Integrator Capital Co., Limited Consolidated Financial Statements:
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of June 30, 2011 and 2010 (unaudited) and December 31, 2010	F-3
Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) for the six months ended June 30, 2011 and 2010 (unaudited) and for the year ended December 31, 2010	F-4
Consolidated Statements of Cash Flows for the six months ended June 30, 2011 and 2010 (unaudited) and for the year ended December 31, 2010	F-5
Consolidated Statements of Stockholders’ Equity for the for the six months ended June 30, 2011 (unaudited) and for the year ended December 31, 2010	F-6
Notes to Consolidated Financial Statements	F-7

(b)Pro Forma Financial Information

Global Pharm Holdings Group, Inc. Unaudited Pro Forma Condensed Financial Statements:
Unaudited Pro Forma Condensed Financial Information
Unaudited Pro Forma Condensed Balance Sheets as of June 30, 2011	F-17
Unaudited Pro Forma Condensed Statements of Income and Comprehensive Income for the Year Ended December 31, 2010 and the Six Months Ended June 30, 2011	F-18
Notes to Unaudited Pro Forma Condensed Financial Statements	F-19

[Remainder of page intentionally left blank; signature page follows]

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2011	Global Pharm Holdings Group, Inc.

By:	/s/ An Fu
An Fu
Chief Financial Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
QUANTUM MAGIC INTEGRATOR CAPITAL CO., LTD

We have audited the accompanying consolidated balance sheet of Quantum Magic Integrator Capital Co., Ltd and its subsidiaries (the “Company”) as of December 31, 2010, and the related consolidated statements of income (loss) and comprehensive income (loss), changes in equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of December 31, 2010, and the consolidated results of their operations and cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

These consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has operating and liquidity concerns as the Company had suffered recurring losses from operations and negative operating cash flows and incurred an accumulated deficit of $752,783 as of December 31, 2010. This condition raises substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

/s/ Crowe Horwath (HK) CPA Limited
Hong Kong
November 14, 2011

QUANTUM MAGIC INTEGRATOR CAPITAL CO., LTD
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2011 AND 2010 (UNAUDITED) AND DECEMBER 31, 2010
(AMOUNTS EXPRESSED IN US DOLLARS)

	June 30, 2011	June 30, 2010	December 31, 2010
ASSETS	Unaudited	Unaudited
Current assets:
Cash and cash equivalents	$820,129	$332,291	$188,337
Restricted cash	1,786,808	1,341,081	1,438,666
Accounts receivable, net of allowance for doubtful accounts of $52,447, $49,493 and $51,427	3,325,830	2,454,628	2,887,725
Accounts receivable-related party	756,112	723,512	471,389
Notes receivable, net of nil allowance	647,521	259,461	121,387
Inventories	3,527,358	2,302,404	3,488,147
Due from related parties	242,522	-	8,583
Advance to suppliers	773,380	1,193,395	1,240,710
Other current assets	124,498	43,487	41,752
Other taxes refundable	-	197,625	-
Total current assets	12,004,158	8,847,884	9,886,696

Property, plant and equipment, net	171,925	139,362	123,997
Total assets	$12,176,083	$8,987,246	$10,010,693

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank acceptance	$3,333,958	$2,363,084	$2,500,593
Accounts payable	5,613,721	4,888,446	5,216,083
Income tax payable	2,475	1,508	4,829
Other taxes payable	480,600	40,647	625,816
Due to related parties	1,762,567	573,378	743,737
Other payables and accruals	1,681,850	974,241	914,702
Total current liabilities	12,875,171	8,841,304	10,005,760

Total liabilities	$12,875,171	$8,841,304	$10,005,760

Stockholders’ equity:
Common stock ($1 par value, 50,000 shares authorized, issued and outstanding)	50,000	50,000	50,000
Additional paid-in capital	-	668,271	668,271
Statutory surplus reserve	34,861	34,861	34,861
Accumulated deficit	(744,837)	(606,485)	(752,783)
Accumulated other comprehensive (loss) income	(39,112)	(705)	4,584
Total stockholders’ (deficit) equity	(699,088)	145,942	4,933
Total liabilities and stockholders' equity	$12,176,083	$8,987,246	$10,010,693

See accompanying notes to consolidated financial statements.

QUANTUM MAGIC INTEGRATOR CAPITAL CO., LTD
CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)
FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (UNAUDITED) AND
FOR THE YEAR ENDED DECEMBER 31, 2010
(AMOUNTS EXPRESSED IN US DOLLARS)

	June 30, 2011	June 30, 2010	December 31, 2010
	Unaudited	Unaudited

Revenues, net	$25,062,415	$21,630,454	$44,725,779

Cost of goods sold	24,412,218	21,489,460	44,249,158
Gross profit	650,197	140,994	476,621
Expenses:
Selling expenses	414,460	276,550	599,213
General and administrative	289,892	194,765	358,427
Loss from operations	(54,155)	(330,321)	(481,019)
Net interest income	8,084	6,829	18,239
Miscellaneous income	58,633	33,049	31,742
Income (loss) before income taxes	12,562	(290,443)	(431,038)
Provision for income taxes	4,616	2,100	7,803
Net income (loss)	7,946	(292,543)	(438,841)
Other comprehensive income (loss)
Foreign currency translation adjustment	(43,696)	(1,955)	3,334
Total comprehensive loss	$(35,750)	$(294,498)	$(435,507)

See accompanying notes to consolidated financial statements.

QUANTUM MAGIC INTEGRATOR CAPITAL CO., LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (UNAUDITED) AND
FOR THE YEAR ENDED DECEMBER 31,2010
(AMOUNTS EXPRESSED IN US DOLLARS)

	June 30, 2011	June 30, 2010	December 31, 2010
	Unaudited	Unaudited

Cash flows from operating activities
Net income (loss)	$7,946	$(292,543)	$(438,841)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	26,670	26,018	52,189

Changes in operating assets and liabilities:
Accounts receivable	(376,338)	(926,914)	(1,266,168)
Accounts receivable - related party	(272,150)	(284,590)	(14,918)
Notes receivable	(517,605)	(81,849)	61,504
Inventories	29,672	(439,138)	(1,511,316)
Due from related parties	(182,891)	-	(8,358)
Advance to suppliers	486,208	6,780	6,183
Other current assets	(80,960)	21,140	24,731
Accounts payable	290,671	1,229,381	1,376,924
Other payables and accruals	(64,731)	156,056	218,231
Income tax payable	(2,422)	(6,686)	(3,587)
Other taxes payable (refundable)	(155,796)	(166,801)	599,436
Net cash used in operating activities	(811,726)	(759,146)	(903,990)

Cash flows from investing activities
Purchase of property, plant and equipment	(71,605)	(3,090)	(8,728)
Net cash used in investing activities	(71,605)	(3,090)	(8,728)

Cash flows from financing activities:
Capital contribution from original shareholders of Huawei	-	586,454	586,454
Due to related parties	243,550	(1,094,819)	(963,629)
Restricted cash	(315,853)	(402,525)	(451,269)
Bank acceptance	774,575	1,424,527	1,485,298
Other payables and accruals	804,972	65,573	(89,028)
Net cash provided by financing activities	1,507,244	579,210	567,826

Effect of exchange rate changes on cash and cash equivalents	7,879	(4,228)	13,684
Net increase (decrease) in cash and cash equivalents	631,792	(187,254)	(331,208)
Cash and cash equivalents - beginning of period	188,337	519,545	519,545
Cash and cash equivalents - end of period	$820,129	$332,291	$188,337

Major non-cash transaction
Acquisition payable to former shareholders of Huawei (note 10)	$762,160	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,724	$3,158	$5,918
Cash paid for income taxes	$6,970	$8,813	$11,195

See accompanying notes to consolidated financial statements.

QUANTUM MAGIC INTEGRATOR CAPITAL CO., LTD
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2011 (UNAUDITED) AND
THE YEAR ENDED DECEMBER 31,2010
(AMOUNTS EXPRESSED IN US DOLLARS)

					Accumulated
		Additional			other	Total
	Paid-in	paid-in	Accumulated	Statutory	comprehensive	stockholders'
	capital	capital	deficit	reserve	income (loss)	equity (deficit)

Balance, January 1, 2010	$50,000	$81,817	$(313,942)	$34,861	$1,250	$(146,014)
Capital contribution to Huawei	-	586,454	-	-	-	586,454
Net loss	-		(438,841)	-	-	(438,841)
Foreign currency translation adjustments	-		-	-	3,334	3,334
Balance, December 31, 2010	$50,000	$668,271	$(752,783)	$34,861	$4,584	$4,933
Recapitalization	-	(668,271)	-	-	-	(668,271)
Net income	-		7,946	-	-	7,946
Foreign currency translation adjustments	-		-	-	(43,696)	(43,696)
Balance, June 30, 2011 (unaudited)	$50,000	$-	$(744,837)	$34,861	$(39,112)	$(699,088)

See accompanying notes to consolidated financial statements.

QUANTUM MAGIC INTEGRATOR CAPITAL CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (UNAUDITED) AND
FOR THE YEAR ENDED DECEMBER 31, 2010
(AMOUNTS EXPRESSED IN US DOLLARS)
Note 1 – Organization

Quantum Magic Integrator Capital Co., Ltd (“Quantum” or the “Company”) was incorporated in the British Virgin Islands on April 19, 2010. As of June 30, 2011, Quantum is held as to 51% by three individuals and 41% by Fortune Wisdom Investment Group Co., Ltd, a company incorporated in the British Virgin Islands.

Hong Kong Celestial Asia Pharmaceutical Investment Group Limited (“Celestial”) was incorporated on August 24, 2009 under the laws of Hong Kong. As of June 30, 2011, an individual held the entire equity interest of Celestial. Effective August 1, 2011, the individual transferred his equity interest in Celestial to Quantum, at cash consideration of $1,285 (HK$10,000). Celestial has held the 100% equity interest of Shandong Huawei Pharmaceutical Co., Ltd. (“Huawei”) since March 25, 2011.

Huawei was incorporated on March 18, 1998 under the laws of the People’s Republic of China (“PRC”). Prior to March 25, 2011, Huawei was owned by two individuals together with Weifang Lishengyuan Pharmaceutical Chain Co. Ltd., a company incorporated in China and owned and controlled by these individuals.  Celestial acquired the entire equity interest of Huawei on March 25, 2011 at cash consideration of $762,160 (RMB 5 million).  Huawei engages in the wholesale and distribution of Traditional Chinese Medicine (“TCM”) and pharmaceutical-related products in Weifang City, Shandong Province, China.

Note 2 –Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").  In the opinion of management, the accompanying consolidated balance sheets, and statements of income and comprehensive income, stockholders’ equity and cash flows include all adjustments, consisting only of normal recurring items.

Principles of Consolidation

On March 25, 2011, Huawei completed its offshore restructuring into Celestial and Quantum. The offshore restructuring has been accounted for as a recapitalization.

The consolidated financial statements include the accounts of the Company and its subsidiaries, Celestial and Huawei.  All significant intercompany accounts and transactions have been eliminated in consolidation.  In the opinion of management, the accompanying consolidated financial statements reflect the adjustments considered necessary for a fair presentation of the Company’s results as of June 30, 2011 and 2010 (Unaudited) and December 31, 2010 and for the periods then ended.

Going Concern and Management Plan

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations and as of December 31, 2010, the Company’s current liabilities exceeded its current assets by $119,064 and for the year ended December 31, 2010, the Company generated a negative operating cash flow of $903,990 and an accumulated deficit of $752,783. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management has instituted a cost reduction program which included a reduction in cost of goods sold via securing more favorable purchase prices from various vendors and adjusting its product mix.  Management believes these factors will contribute towards achieving profitability. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Translation Adjustment

The Company and its subsidiaries have their local currency, Renminbi (“RMB”), as their functional currency. The consolidated financial statements of the Company are translated from RMB into US$. Accordingly, all assets and liabilities are translated at the exchange rates prevailing at the balance sheet dates, all income and expenditure items are translated at the average rates for each of the periods and equity accounts, except for retained earnings, are translated at the rate at the transaction date. Retained earnings reflect the cumulative net income (loss) translated at the average rates for the respective periods since inception less dividends translated at the rate at the transaction date.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the People's Bank of China (the "PBOC") or other institutions authorized to buy and sell foreign exchange. The exchange rates adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand. Translation of amounts from RMB into US$ has been made at the following exchange rates for the respective periods:

	Six months ended June 30, 2011 (Unaudited)	Six months ended June 30, 2010 (Unaudited)	Year ended December 31, 2010
Balance sheet items, except for equity accounts	US$1=RMB6.46350	US$1=RMB6.84930	US$1=RMB6.59179
Items in the statements of income and cash flows	US$1=RMB6.53991	US$1=RMB6.84930	US$1=RMB6.76964

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates that are critical to the accompanying consolidated financial statements relate primarily to returns, allowance for doubtful accounts and the valuation of long-lived assets. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary.  Actual results could differ from these estimates.

Comprehensive Income

The Company follows ASC 220. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

The Company’s only component of other comprehensive income is foreign currency translation gains and (losses). The foreign currency translation income (losses) is recorded as a separate component of stockholders’ equity.

Cash and Cash Equivalents

Cash and cash equivalents comprise cash in banks and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments which are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition.

Restricted Cash

Restricted cash represents amounts held by a bank as collateral for bank acceptance notes and loan collateral and therefore is not available for the Company’s use in operations.

Accounts Receivable

The Company records accounts receivable, net of allowances for doubtful accounts, if any. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a quarterly basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, the customer's historical payment history, its current credit-worthiness and current economic trends. The amount of the provision, if any, is recognized in the statement of operations within "General and administrative expenses". Accounts are written off after exhaustive efforts at collection. Allowances for doubtful accounts as of June 30, 2011 and 2010 (unaudited) and December 31, 2010 were $52,447, $49,493 and $51,427, respectively.

Inventories

Inventories are stated at the lower of cost (determined on a weighted-average basis) or market value. An allowance is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. These reserves are recorded based on estimates and reflected in cost of sales. Inventory allowances as of June 30, 2011 and 2010 (unaudited) and December 31, 2010 were $14,301, $13,495 and $14,022, respectively.

Long-Lived Assets

The Company evaluates its long-lived assets, primarily fixed assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell. To date, the Company has not recorded any impairment charges.

Lease Obligations

All non-cancellable leases with an initial term more than one year are categorized as either capital leases or operating leases.  Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation of property, plant and equipment is computed using the straight-line method based on the following estimated useful lives:

Operating equipment	4-6 years
Office equipment	2-4 years
Transportation equipment	4-6 years

Leasehold improvements are amortized over the shorter of the lease term or the life of the improvements.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin 104. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer. Revenues are recorded net of value-added taxes.

Shipping and Handling Expense

Shipping and handling costs are expensed as incurred and are included in cost of goods sold. Shipping and handling costs for the six months ended June 30, 2011 and 2010 (unaudited) and the year ended December 31, 2010 were $85,575, $34,364 and $76,417, respectively.

Advertising Costs

Advertising costs are expensed in the period in which the advertisements are first run or over the life of the endorsement contract. Advertising expenses for the six months ended June 30, 2011 and 2011 (unaudited) and the year ended December 31, 2010 were insignificant.

Income Taxes

The Company is subject to the Income Tax Law of the PRC.  Income taxes are accounted for under FASB ASC-740 Income Taxes (“ASC 740”).  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and tax loss carry forwards.  Any deferred tax assets and liabilities would be measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The current statutory rate under the laws of the PRC is 25%.

The Company has not been subjected to income tax examinations by taxing authorities for the year ended December 31, 2010. The Company is open to tax examination in the PRC for all years, as tax returns remain open to examination until notified by the taxing authorities, and the Company has not received any notifications to date. The Company records interest and penalties as other expense on the consolidated statements of income (loss) and other comprehensive income (loss). During the six months ended June 30, 2011 and 2010 (unaudited) and the year ended December 31, 2010, the Company did not recognize any amount in interest and penalties.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which principally include accounts receivable and accounts payable, approximate their fair values due to the relatively short maturity of such instruments.

Recent Accounting Pronouncements

In December 2010, FASB issued ASU 2010-29 which addressed diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations (Topic 805). This ASU specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This ASU also expands the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, non-recurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company is currently evaluating the impact of this ASU and does not expect the adoption of this ASU will have a significant impact on its future business combinations.

In May 2011, the FASB issued ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS” (“ASU 2011-04”). The amendments in ASU 2011-04 result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. Consequently, ASU 2011-04 changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend for the amendments in ASU 2011-04 to result in a change in the application of the requirements in Topic 820. ASU 2011-04 is effective prospectively for interim and annual reporting periods beginning after December 15, 2011. The Company does not expect the adoption of the provisions in ASU 2011-04 will have a significant impact on its consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, “Presentation of Comprehensive Income” (“ASU 2011-05”). In accordance with ASU 2011-05, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. ASU 2011-05 does not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. ASU 2011-05 is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company does not expect the adoption of the provisions of this ASU will have a significant impact on its consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

Notes 3 – Notes receivable

As of June 30, 2011 and 2010 (unaudited) and December 31, 2010, notes receivable consisted of the following:

	June 30, 2011	June 30, 2010	December 31, 2010
	Unaudited	Unaudited

Notes receivable	$647,521	$259,461	$121,387
Less: Allowance for doubtful debts	-	-	-

Notes receivables, net	$647,521	$259,461	$121,387

Notes receivable were cheques from customers. Notes receivable are interest-free with maturity dates of six months from date of issuance.

Notes 4 - Inventories

As of June 30, 2011 and 2010 (unaudited) and December 31, 2010, inventories consisted of the following:

	June 30, 2011	June 30, 2010	December 31, 2010
	Unaudited	Unaudited
Finished goods	$3,527,358	$2,302,404	$3,488,147

Finished goods consist of pharmaceutical products. There is an allowance of $14,301, $13,495 and $14,022 for the finished goods as of June 30, 2011 and 2010 (unaudited) and December 31, 2010, respectively.

Notes 5– Property, Plant and Equipment

As of June 30, 2011 and 2010 (unaudited) and December 31, 2010, property, plant and equipment consist of the following:

	June 30, 2011	June 30, 2010	December 31, 2010
	Unaudited	Unaudited
Operating equipment	$91,127	$152,384	$89,122
Office equipment	215,553	84,778	163,059
Transportation equipment	198,675	165,820	172,297
Sub-total	505,355	402,982	424,478
Less: Accumulated depreciation and amortization	333,430	263,620	300,481
Property, plant and equipment, net	$171,925	$139,362	$123,997

Depreciation expenses totaled $26,670, $26,018 and $52,189 for the six months ended June 30, 2011 and 2010 (unaudited) and the year ended December 31, 2010, respectively.

Notes 6 – Bank Acceptance

The Company had a bank acceptance balance of $3,333,958, $2,363,084 and $2,500,593 as of June 30, 2011 and 2010 (unaudited) and December 31, 2010, respectively. The term is for six months and is non-interest bearing.

Restricted cash of $1,786,808, $1,341,081 and $1,438,666 collateralized the notes as of June 30, 2011 and 2010 (unaudited) and December 31, 2010, respectively.

On January 11, 2010, a related party, Weifang Lishengyuan Pharmaceutical Chain Co. Ltd. (“Weifang Lishengyuan”) entered into a pledge contract with the Weifang branch of China Xingye Banking Group (“Xingye Bank”), pursuant to which Weifang Lishengyuan provided a three-year pledge, from January 11, 2010 to January 11, 2013, on its land use right on a piece of industrial land of 20,900 square meters (land registration number #0711013) to Xingye Bank, amounting to approximately $1.5 million or RMB 10.12 million as security for the bank acceptance of $1,083,005 or RMB 7 million extended to the Company by Xingye Bank (see note 10).

Notes 7– Other Taxes Payable (Refundable)

As of June 30, 2011 and 2010 (unaudited) and December 31, 2010, other taxes payable (refundable) consist of the following:

	June 30, 2011	June 30, 2010	December 31, 2010
	Unaudited	Unaudited
Other taxes payable
Value-added tax payable	$416,854	$-	$564,481
Business tax payable	56	-	-
City construction tax payable	31,655	20,365	30,639
Education supplementary tax payable	22,611	14,408	21,744
River maintenance fee	8,640	5,541	8,472
Individual tax payable	784	333	480
Total other taxes payable	$480,600	$40,647	$625,816

Other taxes refundable
Value added tax (refundable)	$-	$(197,625)	$-

Notes 8 – Other Payables and Accruals

As of June 30, 2011 and 2010 (unaudited) and December 31, 2010, other payables and accruals consist of the following:

	June 30, 2011	June 30, 2010	December 31, 2010
	Unaudited	Unaudited

Advance from third parties	$495,088	$-	$-
Advance from staff	603,721	684,673	551,855
Advance from Shandong Global Pharmaceutical Co., Ltd (see note 10)	278,487	–	-
Customer deposits	123,514	205,684	49,113
Loan from a third party	77,357	73,000	75,852
Trade deposits	85,031	-	229,280
Others	18,652	10,884	8,602
Total other payables and accruals	$1,681,850	$974,241	$914,702

Advances were unsecured, non-interest bearing and repayable on demand.

Loan from a third party was unsecured, non-interest bearing and repayable on demand.

Notes 9– Income Taxes

British Virgin Island Tax

Under the current law of the British Virgin Islands, the Company is not subject to tax on its income or capital gains. In addition, upon any payment of dividend by the Company, no withholding tax is imposed.

Hong Kong

Celestial is incorporated in Hong Kong and is subject to Hong Kong profits tax on income arising in or derived from Hong Kong. No provision for Hong Kong profits tax was made in the consolidated financial statements as the Company derived no taxable income from Hong Kong for the six months ended June 30, 2011 and 2010 (unaudited) and the year ended December 31, 2010.

PRC

Huawei was incorporated in the PRC and is subject to PRC Enterprise Income Tax. Pursuant to the new PRC Enterprise Income Tax Law, enterprise income tax is generally imposed at a statutory rate of 25%.

The provision for income tax for the six months ended June 30, 2011 and 2010 (unaudited) and the year ended December 31, 2010 was as follows:

	Six months ended June 30, 2011	Six months ended June 30, 2010	Year ended December 31, 2010
	Unaudited	Unaudited

Current tax provision - PRC	$4,616	$2,100	$7,803

The following table reconciles the PRC statutory rates to the Company's effective tax rate as:

	Six months ended June 30, 2011	Six months ended June 30, 2010	Year ended December 31, 2010
	Unaudited	Unaudited

PRC statutory rate	25%	25%	25%
Allowance not recognized as deferred tax assets	-	(27%)	(27%)
Others	12%	1%	-
Effective income tax rate	37%	(1%)	(2%)

Notes 10– Related Party Transaction

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions.  Parties are also considered to be related if they are subject to common control or common significant influence.

The following table sets forth the amounts due from and due to related parties as of June 30, 2011 and 2010 (unaudited) and December 31, 2010.

Related Party	Relationship	June 30, 2011	June 30, 2010	December 31, 2010
		Unaudited	Unaudited

Accounts receivable - related party
Weifang Lishengyuan	Officer-owned business	$756,112	$723,512	$471,389

Due from related parties
Wenjie Sun	Existing officer and former shareholder of Huawei	$169,581	$-	$-
Chengyong Sun	Existing officer and former shareholder of Huawei	24,225	-	8,583
Xunzhong Qiu	Former shareholder of Quantum and Celestial	(549)	-	-
Ziyi Wang	Former shareholder of Quantum	20,000	-	-
Yuanyuan Wang	Former shareholder of Quantum	8,825	-	-
Fortune Wisdom Investment Group Co., Ltd	Former shareholder of Quantum	20,440	-	-
Total		$242,522	$-	$8,583

Due to related parties
Weifang Lishengyuan	Officer-owned business	1,450,324 (note)	296,938	728,567
Wenjie Sun	Existing officer and former shareholder of Huawei	24,389 (note)	102,200	15,170
Chengyong Sun	Existing officer and former shareholder of Huawei	18,291 (note)	174,240
Xunzhong Qiu	Former shareholder of Quantum and Celestial	269,563	-	-
Total		$1,762,567	$573,378	$743,737

Advance from Shandong Global Pharmaceutical Co., Ltd (see note 8)	Subsidiary of Global Pharm Holdings Group, Inc.	$278,487	$-	$-

Balances with related parties were non-interest bearing, unsecured and had no fixed repayment term.

Note:
On January 26, 2011, Celestial entered into a share transfer agreement with Weifang Lishengyuan, Wenjie Sun and Chengyong Sun, the then equity holders of Huawei, and acquired from them the entire equity interest of Huawei for cash consideration of $762,160 (RMB 5 million). The share transfer was approved on March 25, 2011. The acquisition amount payable to Weifang Lishengyuan of $719,480, Wenjie Sun of $24,389 and Chengyong Sun of $18,291 remained outstanding as of June 30, 2011 and were included as amounts due to related parties. As of October 20, 2011, the acquisition amount payables to former shareholders were fully paid.

The following table sets forth the transactions with related parties during the six months ended June 30, 2011 and 2010 (unaudited) and the year ended December 31, 2010:

Related Party	Transactions	Six months ended June 30, 2011	Six months ended June 30, 2010	Year ended December 31, 2010
		Unaudited	Unaudited

Weifang Lishengyuan	Sales	$1,248,844	$1,107,595	$2,413,560
Weifang Lishengyuan	Rental expenses	34,404	32,850	66,473

On January 11, 2010, Weifang Lishengyuan entered into a pledge contract with Xingye Bank, pursuant to which Weifang Lishengyuan provided a three-year pledge, from January 11, 2010 to January 11, 2013, on its land use right on a piece of industrial land of 20,900 square meters (land registration number #0711013) to Xingye Bank, amounting to approximately $1.5 million or RMB 10.12 million as security for the bank acceptance of $1,083,005 or RMB 7 million extended to the Company by Xingye Bank (see note 6).

Notes 11 – Statutory Reserve

The laws and regulations of the PRC require that before a foreign invested enterprise can legally distribute profits, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, to the statutory reserve. The statutory reserves include the surplus reserve fund.

Huawei is required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of its registered capital. The transfer to this reserve must be made before distribution of any dividends to shareholders. During the six months ended June 30, 2011 and 2010 (unaudited) and the year ended December 31, 2010, there were no transfers to the statutory surplus fund since the Company incurred losses for the periods.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 50% of the registered capital.

Notes 12 – Lease Commitments

Operating lease

The following table set forth the term, payment, and purpose of the leased property:

Lessor	Term	Rent (RMB)		Rent (US$)		Description
Office of Civil Air Defense of Weifang City	December 1, 2010 – November 30, 2013	700,000	per year	108,300	per year	Used as distribution center

The future minimum lease obligations under the aforementioned agreement at June 30, 2011 (unaudited) are as follows:

Lease Commitments – June 30, 2011
July 1, 2011 - June 30, 2012	$108,300
July 1, 2012 - June 30, 2013	108,300
July 1, 2013 - June 30, 2014	45,125
Total	$261,725

Notes 13 – Concentrations

The Company had the following customers constituting greater than 10% of the Company’s sales:

	Six months ended June 30, 2011	Six months ended June 30, 2010	Year ended December 31, 2010
	Unaudited	Unaudited
Shandong Hang An Pharmaceutical Company Limited	*	14.08%	11.31%

The Company had the following customers constituting greater than 10% of the Company’s accounts receivable:

	June 30, 2011	June 30, 2010	December 31, 2010
	Unaudited	Unaudited
Weifang Lishengyuan	18.52%	22.77%	14.03%
Qingdao Guofeng Lily Pharmaceutical Co. Ltd	*	27.21%	*

There was no single vendor constituting greater than 10% of the Company’s purchases for the six months ended June 30, 2011 and 2010 (unaudited) and the year ended December 31, 2010.

The Company had the following vendors constituting greater than 10% of the Company’s accounts payable:

	June 30, 2011	June 30, 2010	December 31, 2010
	Unaudited	Unaudited
Qingdao Guofeng Lily Pharmaceutical Co. Ltd	*	15.78%	*
Beijing Tong Ren Tang Technologies Co. Ltd	*	*	14.92%

* The concentration is less than 10%

Note 14 - Subsequent Event

Share purchase agreement

On August 3, 2011, each shareholder of Quantum (each a “Seller” and collectively the “Sellers”) entered into a Share Purchase Agreement (the “Acquisition Agreement”) with Global Pharm Holdings Group, Inc. (“Global Pharm”). Pursuant to the Acquisition Agreement, the Sellers agreed to sell and Global Pharm agreed to purchase the aggregate of 50,000 ordinary shares (“Sale Shares”) in Quantum, representing the entire issued share capital of Quantum. The consideration for the Sale Shares is $9,000,000, to be paid in full by Global Pharm by issuing the Consideration Shares (as defined under the Acquisition Agreement) to the Sellers within 90 days after the Closing Date (as defined under the Acquisition Agreement).  The number of the Consideration Shares to be issued to the Sellers shall be equal to $9,000,000 divided by the fair market value of Global Pharm’s issued and outstanding common stock as at the Closing Date, as determined by a third-party valuer selected by Global Pharm at its discretion. The fair value at the Closing Date as determined by an independent third-party appraiser was $4.52 per share and Global Pharm on September 9, 2011, issued 1,991,150 shares of its common stock to the Sellers as payment in full of the consideration. Under the Acquisition Agreement, 90% of the total shares to be issued will be issued to the original stockholders of Quantum within 90 days after the date of the Acquisition Agreement and the remaining 10% to be pledged to Global Pharm. The pledged shares shall be transferred to the original shareholders of Quantum if Huawei achieves certain revenue targets for 2011.

On the date of the Acquisition Agreement, Global Pharm and the Sellers also entered into a Share Pledge Agreement pursuant to which the Sellers pledged 10% of the Consideration Shares to Global Pharm to secure the Sellers’ covenants and undertakings in relation to Quantum’s financial performance for the financial year ending December 31, 2011 as set forth in the Acquisition Agreement.

Rental agreement

On July 1, 2011, Huawei entered into a three-year rental agreement with Weifang Lishengyuan in respect of a warehouse and distribution facility with gross floor area of 10,602 square meters in Weifang City. Annual rental is $194,941 (RMB 1,260,000) for the first year and subject to an annual increment of 5% for subsequent years.

Global Pharm Holdings Group, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheets
As of June 30, 2011

	Quantum Magic	Global Pharm
	Intergator Capital Co., Ltd.	Holdings Group, Inc			Pro Forma Consolidated
	As of	As of		Pro Forma	As of
	June 30, 2011	June 30, 2011	No.	Adjustments	June 30, 2011
	(Unaudited)	(Unaudited)			(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$820,129	$9,144,834			$9,964,963
Accounts receivable	4,729,463	24,918,594			29,648,057
Inventories	3,527,358	18,980,396			22,507,754
Restricted cash	1,786,808	1,213,714			3,000,522
Due from related parties	242,522	-			242,522
Other current assets	897,878	1,978,407			2,876,285
Total current assets	12,004,158	56,235,945			68,240,103
Property, plant and equipment, net	171,925	676,529			848,454
Intangible assets, net	-	297,874	2	1,315,309	4,071,416
			2	2,025,553
			2	432,680
Investment in Quantum	-	-	1	9,000,000	-
			2	(9,000,000)
Goodwill	-	374,143	2	5,925,546	6,299,689
Total assets	$12,176,083	$57,584,491			$79,459,662

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short term loan	$-	$464,145			464,145
Bank acceptance	3,333,958	1,528,560			4,862,518
Accounts payable and accrued expenses	7,295,571	22,023,372			29,318,943
Income and other taxes payable	483,075	2,076,102			2,559,177
Due to related parties	1,762,567	3,813,329			5,575,896
Total current liabilities	12,875,171	29,905,508			42,780,679
Total liabilities	12,875,171	29,905,508			42,780,679

Stockholders' equity
Common stock, par value, $0.001 per share, 100,000,000 shares authorized; 26,000,000 shares issued and outstanding as of June 30, 2011	-	26,000	1	1,991	27,991
Paid in capital	50,000	-	2	(50,000)	-
Additional paid-in capital	-	9,200,623	1	8,998,009	18,198,632
Statutory surplus reserves	34,861	1,310,701	2	(34,861)	1,310,701
Accumulated (deficit) earnings	(744,837)	15,764,962	2	744,837	15,764,962
Accumulated other comprehensive (loss) income	(39,112)	1,032,115	2	39,112	1,032,115
Total stockholders' equity (deficit) - Quantum and Global Pharm Holdings Group, Inc.	(699,088)	27,334,401			36,334,401
Noncontrolling interest	-	344,582			344,582
Total stockholders' equity (deficit)	(699,088)	27,678,983			36,678,983
Total liabilities and stockholders' equity	$12,176,083	$57,584,491			$79,459,662

1.	This pro forma adjustment reflects the payment by the Company of the consideration for the Acquisition as follows:

The consideration for the Sale Shares is $9,000,000, to be paid in full by Global Pharm by issuing the Consideration Shares (as defined under the Acquisition Agreement) to the Sellers within 90 days after the Closing Date (as defined under the Acquisition Agreement).  The fair value at the Closing Date as determined by an independent third-party appraiser was $4.52 per share and Global Pharm issued 1,991,150 shares of its common stock to the Sellers as payment in full of the consideration. Under the Acquisition Agreement, 90% of the total shares to be issued will be issued to the original stockholders of Quantum within 90 days after the date of the Acquisition Agreement and the remaining 10% to be pledged to Global Pharm. The pledged shares shall be transferred to the original shareholders of Quantum if Shandong Huawei Pharmaceutical Co., Ltd. achieves certain revenue targets for 2011.

On the date of the Acquisition Agreement, Global Pharm and the Sellers also entered into a Share Pledge Agreement pursuant to which the Sellers pledge 10% of the Consideration Shares to Global Pharm to secure the Sellers’ covenants and undertakings in relation to Quantum’s financial performance for the financial year ending December 31, 2011 as set forth in the Acquisition Agreement.

2.	This pro forma adjustment records the purchase price to goodwill and intangible assets upon acquisition of Quantum and to eliminate the stockholders’ equity of Quantum.

Intangible assets include trademark ($1,315,309), customer relationship ($2,025,553) and non-complete agreements ($432,680).

Global Pharm Holdings Group, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Income
For the Year Ended December 31, 2010 and the Six Months Ended June 30, 2011

	Quantum Magic Intergator Capital Co. Ltd.		Global Pharm Holdings Group, Inc.			Pro Forma Adjustments		Pro Forma

	For the twelve months ended December 31, 2010	For the six months ended June 30, 2011	For the twelve months ended December 31, 2010	For the six months ended June 30, 2011	No.	For the twelve months ended December 31, 2010	For the six months ended June 30, 2011	For the twelve months ended December 31, 2010	For the six months ended June 30, 2011
Revenue	$44,725,779	$25,062,415	$140,342,778	$87,490,082		$-	$-	$185,068,557	$112,552,497
Income (loss) from operations	(431,038)	12,562	15,919,038	12,138,128	1	(623,263)	(322,578)	14,864,737	11,828,112
Net income (loss)	(438,841)	7,946	11,152,142	9,217,203	1	(623,263)	(322,578)	10,090,038	8,902,571
Net income attributable to the Company	$(438,841)	$7,946	$11,152,142	$9,218,556	1	$(623,263)	$(322,578)	$10,090,038	$8,903,924

Earnings (loss) per share-: basic and diluted			$0.51	$0.35				$0.42	$0.32
Basic and diluted weighted average outstanding shares			21,780,718	26,000,000		1,991,150	1,991,150	23,771,868	27,991,150

1.	This pro forma adjustment is to account for the amortization of the intangible assets upon the acquisition of Quantum. Useful lives of these intangibles are as follows:

Trademark	9.8 years, amortized on a straight-line basis
Customer relationships	10 years, amortized on an accelerated basis
Non-complete agreements	3 years, amortized on a straight line basis

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 – BASIS OF PRESENTATION

On August 3, 2011, each shareholder of Quantum (each a “Seller” and collectively the “Sellers”) entered into a Share Purchase Agreement (the “Acquisition Agreement”) with Global Pharm Holdings Group Inc. (“Global Pharm”). Pursuant to the Acquisition Agreement, the Sellers agreed to sell and Global Pharm agreed to purchase the aggregate of 50,000 ordinary shares (“Sale Shares”) in Quantum, representing the entire issued share capital of Quantum. The consideration for the Sale Shares is $9,000,000, to be paid in full by Global Pharm by issuing the Consideration Shares (as defined under the Acquisition Agreement) to the Sellers within 90 days after the Closing Date (as defined under the Acquisition Agreement).  The fair value at the Closing Date as determined by an independent third-party appraiser was $4.52 per share and Global Pharm on September 9, 2011, issued 1,991,150 shares of its common stock to the Sellers as payment in full of the consideration. Under the Acquisition Agreement, 90% of the total shares to be issued will be issued to the original stockholders of Quantum within 90 days after the date of the Acquisition Agreement and the remaining 10% will be pledged to Global Pharm. The pledged shares shall be transferred to the original shareholders of Quantum if Shandong Huawei Pharmaceutical Co., Ltd. achieves certain revenue targets for 2011.

On the date of the Acquisition Agreement, Global Pharm and the Sellers also entered into a Share Pledge Agreement pursuant to which the Sellers pledged 10% of the Consideration Shares to Global Pharm to secure the Sellers’ covenants and undertakings in relation to Quantum’s financial performance for the financial year ending December 31, 2011 as set forth in the Acquisition Agreement.

The operational control of Quantum passed to Global Pharm and the entire issued share capital of Quantum was acquired by Global Pharm on August 3, 2011.

There were no significant accounting policy differences or other items which required adjustment in the accompanying unaudited pro forma condensed consolidated financial statements.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been consummated on June 30, 2011.

The accompanying unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2011 and for the year ended December 31, 2010 give effect to the acquisition as if it had been consummated on January 1, 2011 and 2010, respectively.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of Quantum (included herein) as well as those of Global Pharm. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that Global Pharm believes are reasonable.